Exhibit 99.1

Blue Ocean Acquisition Corp Announces Pricing of Upsized $165 Million Initial Public Offering

CHEVY CHASE, Md., December 2, 2021 /PRNewswire/ -- Blue Ocean Acquisition Corp (the “Company”) today announced the pricing of its upsized initial public offering (“IPO”) of 16,500,000 units at a price of $10.00 per unit. The units will be listed on the Nasdaq Global Market (“Nasdaq”) and will trade under the ticker symbol “BOCNU” beginning December 3, 2021.

Each unit issued in the IPO consists of one Class A ordinary share of the Company and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share of the Company at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “BOCN” and “BOCNW,” respectively. The offering is expected to close on December 7, 2021, subject to customary closing conditions.

The Company, led by Chairman Marcus Brauchli and CEO Paul Bascobert, is a newly organized blank-check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses or entities. While the Company may pursue an investment opportunity in any business or industry, it intends to focus its search for a target business or businesses in the digital media and consumer internet industries.

Needham & Company is acting as Sole Book-Running Manager for the offering. The Company has granted the underwriter a 45-day option to purchase up to an additional 2,475,000 units at the IPO price to cover over-allotments, if any.

A registration statement relating to the securities became effective on December 2, 2021 in accordance with Section 8(a) of the Securities Act of 1933, as amended. The offering is being made in the United States only by means of a prospectus. Copies of the prospectus relating to the offering, when available, may be obtained by contacting Needham & Company, LLC, Attention: Prospectus Department, 250 Park Avenue, 10th Floor, New York, NY 10177, by telephone at 800-903-3268 or by email at prospectus@needhamco.com. Copies of the registration statement and the prospectus relating to this offering, when available, may also be obtained for free by visiting EDGAR on the Securities and Exchange Commission’s (the "SEC") website at www.sec.gov.

Exhibit 99.1

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Blue Ocean Acquisition Corp

The Company is a blank-check company sponsored by an affiliate of North Base Media, a global venture-capital firm specialized in media and formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. The Company intends to focus its search for business combination targets on Internet, digital media and advertising, or marketplace businesses, although it may pursue an acquisition in any industry or sector.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the closing of the proposed initial public offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, risks and changes in circumstances, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.